Exhibit 99

UTC REPORTS SECOND QUARTER 2016 RESULTS

•	GAAP EPS of $1.71, up 4 percent versus the prior year

•	Adjusted EPS of $1.82, up 9 percent versus the prior year

•	Sales of $14.9 billion were up 1 percent versus the prior year including 1 percent organic sales growth

•	Increases 2016 full year sales and adjusted EPS outlook*

FARMINGTON, Conn., July 26, 2016 - United Technologies Corp. (NYSE:UTX) today reported second quarter 2016 results. All results in this release reflect continuing operations unless otherwise noted.
Second quarter GAAP EPS of $1.71 was up 4 percent versus the prior year and included 11 cents of net restructuring and other significant non-operational items. Adjusted EPS of $1.82 was up 9 percent versus the prior year. Net income in the quarter was $1.4 billion, down 3 percent versus the prior year. Sales of $14.9 billion were up 1 percent, with 1 point of organic and 1 point of net acquisition growth offset by 1 point of unfavorable foreign exchange.
“United Technologies had a solid first half of the year with 2 percent organic sales growth, and we remain on track to meet our growth targets for 2020,” UTC President and Chief Executive Officer Gregory Hayes said. “We delivered strong cash flow, led by exceptional cash generation in the commercial businesses, even while we continued to invest in the aerospace ramp. As a result of our solid financial performance through the second quarter, we are raising the low end of our 2016 adjusted EPS outlook by 15 cents to $6.45 to $6.60 per share*, on increased sales of $57 to $58 billion.”
*Note: Expectations for EPS and organic sales are provided on an adjusted basis as the corresponding GAAP measures are not reasonably available due to uncertainty as to potentially significant items of a non-recurring and/or non-operational nature. See “Use of Non-GAAP Financial Measures” below for additional information.
Cash flow from operations for the quarter was $1.8 billion (125 percent of net income attributable to common shareowners) and capital expenditures were $363 million. Free cash flow of $1.4 billion in the quarter was 100 percent of net income attributable to common shareowners.
Otis new equipment orders in the quarter decreased 4 percent over the prior year at constant currency, and grew 3 percent excluding China. Equipment orders at UTC Climate, Controls & Security decreased by 4 percent, primarily driven by a difficult compare in the transport refrigeration business. Commercial aftermarket sales were up 20 percent at Pratt & Whitney, and up 5 percent at UTC Aerospace Systems.
“We continue to focus on our key priorities. This includes achieving critical aerospace program milestones and successfully meeting the production ramp to support our large and growing order book. We now have orders for 8,200 Geared Turbofan engines, including announced and unannounced firm and option engines,” Hayes added. “In our commercial businesses, we continue to invest in innovation and position ourselves to benefit from growing urbanization trends. With our focused portfolio of industry leading franchises, we are confident in our ability to create significant long-term value for our shareholders.”

UTC updates its 2016 outlook and now anticipates:

•	Adjusted EPS of $6.45 to $6.60 up from $6.30 to $6.60**;

•	Sales of $57 billion to $58 billion, up from $56 billion to $58 billion (year over year growth of 2% to 3%, including organic sales growth of 1% to 3%**);

•	There is no change in the Company’s previously provided 2016 expectations for free cash flow, share repurchases, and the placeholder for acquisitions.
**Note: Expectations for EPS and organic sales are provided on an adjusted basis as the corresponding GAAP measures are not reasonably available due to uncertainty as to potentially significant items of a non-recurring and/or non-operational nature. See “Use of Non-GAAP Financial Measures” below for additional information.
United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use of Non-GAAP Financial Measures
We report financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures - namely, adjusted EPS, organic sales and free cash flow - should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define these non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies.
Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items of a non-recurring and/or non-operational nature (hereinafter referred to as “other significant items”). Organic sales represent consolidated net sales (a GAAP measure) excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Management believes that these non-GAAP measures are useful in providing period to period comparisons of the results of the Company’s ongoing operational performance.
Free cash flow represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of the Company’s Common Stock and distribution of earnings to shareowners.
A reconciliation of these non-GAAP measures to the corresponding amounts prepared in accordance with GAAP is included in the tables accompanying this press release. The tables provide additional information as to the items and amounts that have been excluded from these adjusted measures.
When we provide our expectations for adjusted EPS, free cash flow, and/or organic sales on a forward-looking basis, a reconciliation of differences between these non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, expected cash flow from operations and sales) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as the impact of other significant items on EPS, cash flow from operations and sales. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Cautionary Statement
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "confident" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases and other measures of financial performance or potential future plans, strategies or transactions. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (5) delays and disruption in delivery of materials and services from suppliers; (6) customer- and Company- directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (7) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into our existing businesses and realization of synergies and opportunities for growth and innovation; (8) new business opportunities; (9) our ability to realize the intended benefits of organizational changes; (10) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (11) the timing and scope of future repurchases of our common stock, which may be suspended at any time due to market conditions and the level of other investing activities and uses of cash; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which we operate, including, but not limited to the effect of the U.K’s pending withdrawal from the EU, on general market conditions and currency exchange rates in the near term and beyond; (16) and the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we operate. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2016	2015	2016	2015
Net Sales	$14,874	$14,690	$28,231	$28,010
Costs and Expenses:
Cost of products and services sold	10,741	10,472	20,395	19,978
Research and development	588	558	1,129	1,122
Selling, general and administrative	1,451	1,426	2,814	2,902
Total Costs and Expenses	12,780	12,456	24,338	24,002
Other income, net	243	181	389	589
Operating profit	2,337	2,415	4,282	4,597
Interest expense, net	225	217	448	434
Income from continuing operations before income taxes	2,112	2,198	3,834	4,163
Income tax expense	593	626	1,054	1,156
Income from continuing operations	1,519	1,572	2,780	3,007
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	99	111	180	182
Income from continuing operations attributable to common shareowners	1,420	1,461	2,600	2,825
Discontinued operations:
Income from operations	1	166	1	257
(Loss) gain on disposal	(3)	(28)	15	(28)
Income tax expense	(45)	(58)	(52)	(86)
(Loss) income from discontinued operations	(47)	80	(36)	143
Less: Noncontrolling interest in subsidiaries' earnings from discontinued operations	—	(1)	—	—
(Loss) income from discontinued operations attributable to common shareowners	(47)	81	(36)	143
Net income attributable to common shareowners	$1,373	$1,542	$2,564	$2,968
Earnings (Loss) Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.72	$1.67	$3.15	$3.19
From discontinued operations attributable to common shareowners	(0.06)	0.09	(0.04)	0.16
Earnings (Loss) Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.71	$1.64	$3.13	$3.15
From discontinued operations attributable to common shareowners	(0.06)	0.09	(0.04)	0.16
Weighted Average Number of Shares Outstanding:
Basic shares	825	877	825	885
Diluted shares	833	889	832	898
As described on the following pages, consolidated results for the quarters and six months ended June 30, 2016 and 2015 include restructuring costs and significant non-recurring and non-operational items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Net Sales
Otis	$3,097	$3,098	$5,812	$5,843
UTC Climate, Controls & Security	4,459	4,454	8,187	8,306
Pratt & Whitney	3,813	3,677	7,401	7,009
UTC Aerospace Systems	3,716	3,632	7,221	7,180
Segment Sales	15,085	14,861	28,621	28,338
Eliminations and other	(211)	(171)	(390)	(328)
Consolidated Net Sales	$14,874	$14,690	$28,231	$28,010

Operating Profit
Otis	$581	$627	$1,047	$1,154
UTC Climate, Controls & Security	872	823	1,478	1,552
Pratt & Whitney	386	487	796	906
UTC Aerospace Systems	582	580	1,120	1,149
Segment Operating Profit	2,421	2,517	4,441	4,761
Eliminations and other	13	18	29	66
General corporate expenses	(97)	(120)	(188)	(230)
Consolidated Operating Profit	$2,337	$2,415	$4,282	$4,597

Segment Operating Profit Margin
Otis	18.8%	20.2%	18.0%	19.8%
UTC Climate, Controls & Security	19.6%	18.5%	18.1%	18.7%
Pratt & Whitney	10.1%	13.2%	10.8%	12.9%
UTC Aerospace Systems	15.7%	16.0%	15.5%	16.0%
Segment Operating Profit Margin	16.0%	16.9%	15.5%	16.8%

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2016 and 2015 include restructuring costs and significant non-recurring and non-operational items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported to Adjusted Results

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2016	2015	2016	2015
Income from continuing operations attributable to common shareowners	$1,420	$1,461	$2,600	$2,825
Restructuring Costs included in Operating Profit:
Otis	(16)	(8)	(31)	(14)
UTC Climate, Controls & Security	(25)	(28)	(53)	(52)
Pratt & Whitney	(66)	(2)	(71)	(15)
UTC Aerospace Systems	(8)	—	(21)	(50)
Eliminations and other	(1)	(1)	(2)	(1)
	(116)	(39)	(178)	(132)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security:
Gain on fair value adjustment on acquisition of controlling interest in a joint venture	—	—	—	126
Acquisition and integration costs related to current period acquisitions	(12)	—	(12)	—
	(12)	—	(12)	126
Total impact on Consolidated Operating Profit	(128)	(39)	(190)	(6)
Tax effect of restructuring and significant non-recurring and non-operational items above	40	15	60	45
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	(88)	(24)	(130)	39
Adjusted income from continuing operations attributable to common shareowners	$1,508	$1,485	$2,730	$2,786

Diluted Earnings Per Share from Continuing Operations	$1.71	$1.64	$3.13	$3.15
Impact on Diluted Earnings Per Share from Continuing Operations	(0.11)	(0.03)	(0.16)	0.04
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.82	$1.67	$3.29	$3.11

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous page)

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Net Sales
Otis	$3,097	$3,098	$5,812	$5,843
UTC Climate, Controls & Security	4,459	4,454	8,187	8,306
Pratt & Whitney	3,813	3,677	7,401	7,009
UTC Aerospace Systems	3,716	3,632	7,221	7,180
Segment Sales	15,085	14,861	28,621	28,338
Eliminations and other	(211)	(171)	(390)	(328)
Consolidated Net Sales	$14,874	$14,690	$28,231	$28,010

Adjusted Operating Profit
Otis	$597	$635	$1,078	$1,168
UTC Climate, Controls & Security	909	851	1,543	1,478
Pratt & Whitney	452	489	867	921
UTC Aerospace Systems	590	580	1,141	1,199
Segment Operating Profit	2,548	2,555	4,629	4,766
Eliminations and other	14	19	31	67
General corporate expenses	(97)	(120)	(188)	(230)
Adjusted Consolidated Operating Profit	$2,465	$2,454	$4,472	$4,603

Adjusted Segment Operating Profit Margin
Otis	19.3%	20.5%	18.5%	20.0%
UTC Climate, Controls & Security	20.4%	19.1%	18.8%	17.8%
Pratt & Whitney	11.9%	13.3%	11.7%	13.1%
UTC Aerospace Systems	15.9%	16.0%	15.8%	16.7%
Adjusted Segment Operating Profit Margin	16.9%	17.2%	16.2%	16.8%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended June 30, 2016 Compared with Quarter Ended June 30, 2015

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Total
Otis	2%	(2)%	—	—
UTC Climate, Controls & Security	(1)%	(1)%	2%	—
Pratt & Whitney	4%	—	—	4%
UTC Aerospace Systems	2%	—	—	2%

Consolidated	1%	(1)%	1%	1%

Six Months Ended June 30, 2016 Compared with Six Months Ended June 30, 2015

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Total
Otis	3%	(4)%	—	(1)%
UTC Climate, Controls & Security	(1)%	(1)%	1%	(1)%
Pratt & Whitney	6%	—	—	6%
UTC Aerospace Systems	1%	—	—	1%

Consolidated	2%	(1)%	—	1%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	June 30,	December 31,
	2016	2015
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$6,785	$7,075
Accounts receivable, net	11,544	10,653
Inventories and contracts in progress, net	8,747	8,135
Other assets, current	894	843
Total Current Assets	27,970	26,706
Fixed assets, net	8,911	8,732
Goodwill	27,535	27,301
Intangible assets, net	15,842	15,603
Other assets	9,222	9,142
Total Assets	$89,480	$87,484

Liabilities and Equity
Short-term debt	$2,407	$1,105
Accounts payable	7,242	6,875
Accrued liabilities	12,534	14,638
Total Current Liabilities	22,183	22,618
Long-term debt	20,130	19,320
Other long-term liabilities	16,205	16,580
Total Liabilities	58,518	58,518
Redeemable noncontrolling interest	314	122
Shareowners' Equity:
Common Stock	16,241	15,928
Treasury Stock	(31,118)	(30,907)
Retained earnings	51,451	49,956
Accumulated other comprehensive loss	(7,484)	(7,619)
Total Shareowners' Equity	29,090	27,358
Noncontrolling interest	1,558	1,486
Total Equity	30,648	28,844
Total Liabilities and Equity	$89,480	$87,484

Debt Ratios:
Debt to total capitalization	42%	41%
Net debt to net capitalization	34%	32%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Operating Activities of Continuing Operations:
Net income from continuing operations	$1,519	$1,572	$2,780	$3,007
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	494	457	960	915
Deferred income tax provision	74	182	208	335
Stock compensation cost	48	46	96	92
Change in working capital	3	(450)	(637)	(723)
Global pension contributions	(32)	(26)	(107)	(70)
Canadian government settlement	—	—	(237)	—
Other operating activities, net	(330)	(406)	(492)	(534)
Net cash flows provided by operating activities of continuing operations	1,776	1,375	2,571	3,022
Investing Activities of Continuing Operations:
Capital expenditures	(363)	(332)	(649)	(654)
Acquisitions and dispositions of businesses, net	(425)	(19)	(488)	(90)
Increase in collaboration intangible assets	(101)	(115)	(199)	(247)
Receipts (payments) from settlements of derivative contracts	44	(154)	86	414
Other investing activities, net	(14)	(84)	(92)	81
Net cash flows used in investing activities of continuing operations	(859)	(704)	(1,342)	(496)
Financing Activities of Continuing Operations:
(Repayment) issuance of long-term debt, net	(2)	(8)	2,322	2
(Decrease) increase in short-term borrowings, net	(484)	468	(178)	2,645
Dividends paid on Common Stock	(526)	(543)	(1,035)	(1,096)
Repurchase of Common Stock	(36)	—	(36)	(3,000)
Other financing activities, net	(62)	(73)	(145)	(92)
Net cash flows (used in) provided by financing activities of continuing operations	(1,110)	(156)	928	(1,541)
Discontinued Operations:
Net cash (used in) provided by operating activities	(236)	161	(2,463)	(174)
Net cash provided by (used in) investing activities	6	(25)	6	(60)
Net cash used in financing activities	—	(4)	—	(5)
Net cash flows (used in) provided by discontinued operations	(230)	132	(2,457)	(239)
Effect of foreign exchange rate changes on cash and cash equivalents	(7)	5	10	(48)
Net (decrease) increase in cash and cash equivalents	(430)	652	(290)	698
Cash and cash equivalents, beginning of period	7,215	5,281	7,075	5,235
Cash and cash equivalents of continuing operations, end of period	6,785	5,933	6,785	5,933
Less: Cash and cash equivalents of assets held for sale	—	115	—	115
Cash and cash equivalents of continuing operations, end of period	$6,785	$5,818	$6,785	$5,818

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(Millions)	2016		2015

Net income attributable to common shareowners from continuing operations	$1,420		$1,461
Net cash flows provided by operating activities of continuing operations	$1,776		$1,375
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		125%		94%
Capital expenditures	(363)		(332)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(26)%		(23)%
Free cash flow from continuing operations	$1,413		$1,043
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		100%		71%

	Six Months Ended June 30,
	(Unaudited)
(Millions)	2016		2015

Net income attributable to common shareowners from continuing operations	$2,600		$2,825
Net cash flows provided by operating activities of continuing operations	$2,571		$3,022
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		99%		107%
Capital expenditures	(649)		(654)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(25)%		(23)%
Free cash flow from continuing operations	$1,922		$2,368
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		74%		84%
Notes to Condensed Consolidated Financial Statements

(1)
Adjusted net sales, organic sales, adjusted operating profit and adjusted EPS are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and non-operational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that these non-GAAP measures are useful in providing period to period comparisons of the results of the Company’s ongoing operational performance. A reconciliation of these non-GAAP measures to the corresponding amounts prepared in accordance with generally accepted accounting principles is included in the tables above.

(2)
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(3)
Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. A reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is provided above.

(4)
Adjusted net sales, organic sales, adjusted operating profit, adjusted EPS and free cash flow should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define these non-GAAP measures differently, which limits the usefulness of those measures for comparisons with such other companies.